Exhibit 99.1

TURBOSONIC TECHNOLOGIES REPORTS
SECOND QUARTER AND SIX MONTH OPERATING RESULTS

For Immediate Release
Waterloo, Ontario, Canada
February 17, 2004

        TURBOSONIC TECHNOLOGIES, INC. (OTC Bulletin Board - TSTA), a leading provider of air pollution control technology, today announced the following unaudited operating results for its three and six month fiscal periods ended December 31, 2003:

		Three Months Ended				Six Months Ended
		12/31/03		12/31/02		12/31/03		12/31/02
				US Dollars
Total Revenues		$729,899		$1,201,436		$1,876,519		$3,430,619
Net Income (Loss)		$(426,728)		$(142,186)		$(616,224)		$(110,202)
Net Income (Loss) per Share	$	(0.04)	$	(0.01)	$	(0.06)	$	(0.01)
Weighted Average Number		10,507,250		10,507,250		10,507,250		10,507,250
of Shares Outstanding

        Commenting on the Company's results, Edward Spink, TurboSonic's Chairman and CEO, noted, "Our investment in sales resources to capitalize on new air pollution control regulations, coinciding with delays in order commitments, had an adverse impact on earnings for the first half of the fiscal year. Nevertheless, throughout this period we have maintained solid margin levels and are greatly encouraged by the improvement in order backlog and customer satisfaction reflected in our recent successful startups."

        TurboSonic Technologies designs and markets air pollution control technologies to industrial customers worldwide. Its products are designed to meet and exceed the strictest emissions regulations, improve performance, reduce operating costs and recover valuable by-products.

        Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statement. Factors that impact such forward looking statements include, among others, changes in worldwide general economic conditions, changes in interest rates, government regulations, and worldwide competition.

        For further information, contact:

Patrick Forde, President
TurboSonic Technologies, Inc.
550 Parkside Drive, Waterloo, Ontario, Canada N2L 5V4
Phone: (519) 885-5513   Fax: (519) 885-6992
www.turbosonic.com   email: info@turbosonic.com